UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DESKTOP METAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On September 6, 2024, the following communication was sent to certain Desktop Metal, Inc. stockholders:

September 6, 2024

Dear Stockholder:

According to our latest records, we have not yet received your vote for the October 2nd Special Meeting of Desktop Metal, Inc. stockholders in connection with the proposed merger with Nano Dimension Ltd. Your Board of Directors unanimously recommends that you vote FOR the merger agreement proposal. We believe the merger with Nano Dimension is the best and only viable option for stockholders.

The merger consideration is all-cash and is expected to represent a significant premium to the trading price before the merger was announced (assuming, among other things, that transaction expenses are in line with expectations). Meanwhile, the valuations for most publicly traded additive manufacturing companies have contracted as much as 95% since their all-time highs and few financing alternatives exist for many of these companies outside consolidation. In fact, we now expect Desktop Metal to run out of cash by the end of the first quarter of 2025. We urge you to protect the value of your investment and support the merger.

To ensure that your shares are represented, we encourage you to take a moment of your time to vote by Internet or by telephone--TODAY.

If you do not vote, it has the same effect as voting “against” the transaction.

If you received this letter by email, you may simply click on the “VOTE NOW” link provided in the email.

Very truly yours,

/s/ Ric Fulop

Ric Fulop
Co-Founder, Chairman and Chief Executive Officer
Desktop Metal, Inc.

REMEMBER:
You can vote your shares online or by telephone.
Please use the control number found on the enclosed proxy card and visit
www.proxyvote.com to submit your instructions online; or
if you received this letter by email, you may simply
click the “VOTE NOW” button in the email.

If you have any questions or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-750-8334 OR at
+1 (412) 232-3651 (from other locations).

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Desktop Metal, Inc. (“Desktop Metal”) filed with the SEC a proxy statement (the “Proxy Statement”) on August 15, 2024. Desktop Metal may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document that Desktop Metal may file with the SEC. The definitive Proxy Statement has been mailed to shareholders of Desktop Metal. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of the Proxy Statement and other documents containing important information about Desktop Metal and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Registrant will be available free of charge on the Registrant’s website at https://investors.nano-di.com/sec-filings-1/default.aspx.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements include statements relating to the proposed transaction between Desktop Metal and Nano Dimension Ltd. (“Nano”), including statements regarding the viability of other options available to stockholders, the expected premium and level of transaction expenses, the benefits of the transaction and the anticipated timing of the transaction, and information regarding Desktop Metal’s business, including expectations regarding cash, outlook and all underlying assumptions, Nano’s and Desktop Metal’s objectives, plans and strategies, information relating to operating trends in markets where Desktop Metal operates, statements that contain projections of results of operations or of financial condition and all other statements other than statements of historical fact that address activities, events or developments that Desktop Metal intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” “may,” “will,” “intends,” “projects,” “could,” “would,” “estimate,” “potential,” “continue,” “plan,” “target,” or the negative of these words or similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause Desktop Metal’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may cause Desktop Metal’s or Nano’s actual results or performance to be materially different from those expressed or implied in the forward-looking statements include, but are not limited to, (i) the ultimate outcome of the proposed transaction between Desktop Metal and Nano, including the possibility that Desktop Metal’s stockholders will reject the proposed transaction; (ii) the effect of the announcement of the proposed transaction on the ability of Desktop Metal to operate its business and retain and hire key personnel and to maintain favorable business relationships; (iii) the timing of the proposed transaction; (iv) transaction expenses are higher than expected or we have to borrow money from Nano, in each case which would result in a decrease to the merger consideration; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; (vi) the ability to satisfy closing conditions to the completion of the proposed transaction (including any necessary stockholder approvals); (vii) other risks related to the completion of the proposed transaction and actions related thereto; and (viii) those factors and risks described in Item 3.D “Key Information - Risk Factors,” Item 4 “Information on the Company”, and Item 5 “Operating and Financial Review and Prospects” in Nano’s Annual Report on Form 20-F for the year ended December 31, 2023 and Part 1, Item 1A, “Risk Factors” in Desktop Metal’s Annual Report on Form 10-K for the year ended December 31, 2023 and Part II, Item 1A, “Risk Factors” in Desktop Metal’s most recent Quarterly Reports on Form 10-Q, each filed with the SEC, and in Desktop Metal’s other filings with the SEC.

The forward-looking statements included in this communication are made only as of the date hereof. Neither Desktop Metal nor Nano undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.